Exhibit 99

NEWS

FOR IMMEDIATE RELEASE

Contacts:
Greg Burns                John Griek
Media Relations                Investor Relations
(847) 402-5600                (847) 402-2800

Allstate Announces May 2018 Catastrophe Loss Estimate

NORTHBROOK, Ill., June 21, 2018 – The Allstate Corporation (NYSE: ALL) today announced estimated catastrophe losses for the month of May 2018 of $278 million, pre-tax ($220 million after-tax). Catastrophe losses occurring in May comprised 12 events at an estimated cost of $224 million, pre-tax, plus unfavorable reserve reestimates of prior reported catastrophe losses. Two severe wind and hail events, primarily impacting Mid-Atlantic, Northeast and certain Midwest states, accounted for approximately 60% of May event catastrophe losses. The unfavorable reserve reestimates primarily relate to anticipated assessments from the Texas Windstorm Insurance Association related to Hurricane Harvey. Allstate previously announced $211 million, pre-tax ($167 million after-tax), in estimated catastrophe losses for the month of April 2018, bringing second quarter months of April and May 2018 to $489 million, pre-tax ($387 million after-tax).

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.

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